EXHIBIT INDEX



                         GENERAL PUBLIC UTILITIES CORPORATION


                             METROPOLITAN EDISON COMPANY
                    EMPLOYEE SAVINGS PLAN FOR BARGAINING EMPLOYEES







          Consent of Independent Accountant                      Exhibit 24A



          Consent of Predecessor Independent Accountants         Exhibit 24B



          Report on Audits of Financial Statements               Exhibit 28A
             for the Years Ended December 31, 1995
             and 1994


          Report of Independent Accountants dated                Exhibit 28B
             May 8, 1995 for the Years Ended
             December 31, 1994 and 1993